UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SNOWFLAKE INC.
(Name of Registrant as Specified In Its Charter)
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Snowflake Inc.
Suite 3A, 106 East Babcock Street
Bozeman, Montana 59715

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 8, 2021
Dear Stockholder:
We are pleased to invite you to virtually attend the 2021 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the Annual Meeting) of Snowflake Inc., a Delaware corporation (Snowflake). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SNOW2021 on Thursday, July 8, 2021 at 9:00 a.m., Pacific Time. The virtual format of the Annual Meeting allows us to preserve and even increase stockholder access, particularly during a time of continued restrictions on travel and public gatherings, while also saving time and money for both us and our stockholders. Even with a virtual format, you will still be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.To elect three Class I directors, Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal, each to hold office until our Annual Meeting of Stockholders in 2024 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;
2.To ratify the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2022; and
3.To conduct any other business properly brought before the Annual Meeting.
We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (Proxy Statement) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.
On or about May 27, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 (2021 Annual Report). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2021 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials.
Our board of directors has fixed the close of business on May 14, 2021 as the record date for the Annual Meeting. Only stockholders of record at the close of business on May 14, 2021 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors
Frank Slootman
Chief Executive Officer and Chairman

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee.

Snowflake Inc.
PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Snowflake Inc.
Suite 3A, 106 East Babcock Street
Bozeman, Montana 59715

PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 8, 2021 at 9:00 a.m., Pacific Time
General Information
Our board of directors is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the Annual Meeting) of Snowflake Inc., for the purposes set forth in this proxy statement for our Annual Meeting (Proxy Statement). The Annual Meeting will be held virtually via a live webcast on the internet on July 8, 2021 at 9:00 a.m., Pacific Time. The Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 (2021 Annual Report) is first being mailed on or about May 27, 2021 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our Class A common stock at the close of business on May 14, 2021, you are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2021 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Snowflake Inc. as “Snowflake,” “we,” “us,” or “our” and the board of directors of Snowflake as “our board of directors.” The 2021 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2021 Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.
Questions and Answers
What am I voting on?
There are two matters scheduled for a vote at the Annual Meeting:
•Proposal One: Election of three Class I directors, Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal, each to hold office until our annual meeting of stockholders in 2024 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal; and
•Proposal Two: Ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2022.
What are the voting recommendations of our Board of Directors?
Our Board of Directors recommends that you vote “FOR” the director nominees named in Proposal One, and “FOR” the ratification of the selection of PwC as our independent public accounting firm as described in Proposal Two.

Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 27, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on May 14, 2021 (Record Date) will be entitled to vote at the Annual Meeting. On March 1, 2021, all shares of our then-outstanding Class B common stock were automatically converted into the same number of shares of Class A common stock pursuant to the terms of our amended and restated certificate of incorporation. As a result, no shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting. On the Record Date, there were 296,127,923 shares of common stock outstanding.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying shareholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/SNOW2021.
Will a list of record stockholders as of the record date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those that attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via ir@snowflake.com for examination by any stockholder for any purpose relating to the Annual Meeting.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SNOW2021 by logging in with your control number. The meeting will start at 9:00 a.m., Pacific Time, on Thursday, July 8, 2021. We recommend that you log in a few minutes before 9:00 a.m., Pacific Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SNOW2021.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/SNOW2021 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”
•To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m., Eastern Time on July 7, 2021 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/SNOW2021, starting at 9:00 a.m., Pacific Time, on Thursday, July 8, 2021. You will need to enter the 16-digit control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SNOW2021.
How many votes do I have?
Each holder of shares of our common stock will have one vote per share held as of the close of business on the Record Date. On March 1, 2021, all shares of our then-outstanding Class B common stock were automatically converted into the same number of shares of Class A common stock pursuant to the terms of our amended and restated certificate of incorporation. As a result, no shares of Class B common stock were outstanding and entitled to vote at the Annual Meeting.
What if another matter is properly brought before the Annual Meeting?
Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card, or online during the Annual Meeting.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote or revoke my proxy after submitting a proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary via email at generalcounsel@snowflake.com.
•Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card, or online during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:
•“FOR” the election of each of the three nominees for Class I director, and
•“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2022.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?
If you are a beneficial owner and do not instruct your brokerage firm, bank, or other nominee how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokerage firms, banks, and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation, and certain corporate governance proposals, even if management-supported.
Accordingly, your brokerage firm, bank, or other nominee may vote your shares on Proposal Two. Your brokerage firm, bank, or other nominee may not, however, vote your shares on Proposal One without your instructions, which would result in a “broker non-vote” and your shares would not be counted as having been voted on Proposal One. Please instruct your brokerage firm, bank, or other nominee to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank, or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:
•For the proposal to elect three Class I directors, votes “FOR,” “WITHHOLD,” and broker non-votes; and,
•For the proposal to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2022, votes “FOR,” “AGAINST,” and abstentions.
How many votes are needed to approve each proposal?
Proposal One. Directors are elected by a plurality vote. “Plurality” means that the three director nominees for Class I who receive the largest number of votes cast “FOR” such nominees will be elected as directors. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote (in other words, where a brokerage firm has not received voting instructions from the beneficial owner and for which the brokerage firm does not have discretionary power to vote on a particular matter), will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as a director.
Proposal Two. The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending January 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual attendance or by proxy. On the Record Date, there were 296,127,923 shares of our common stock outstanding and entitled to vote.
Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

When are stockholder proposals due for next year’s annual meeting?
Requirements for stockholder proposals to be considered for inclusion in our proxy materials. To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (Exchange Act), must be submitted in writing by January 27, 2022, to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary.
Requirements for stockholder proposals to be brought before the annual meeting. Our amended and restated bylaws provide that, for stockholder proposals that are not to be included in next year’s proxy materials to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715, Attention: Secretary. In order to be considered timely, notice of a proposal (including a director nomination) for consideration at the 2022 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Secretary in writing not later than the close of business on April 9, 2022 nor earlier than the close of business on March 10, 2022. However, if our 2022 annual meeting of stockholders is not held between June 8, 2022 and August 7, 2022, the notice must be received (A) not earlier than the close of business on the 120th day prior to the 2022 annual meeting of stockholders, and (B) not later than the close of business on the later of the 90th day prior to the 2022 annual meeting of stockholders or, if later than the 90th day prior to the 2022 annual meeting of stockholders, the 10th day following the day on which public announcement of the date of the 2022 annual meeting is first made. Any such notice to the Secretary must include the information required by our amended and restated bylaws.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
The following table sets forth, for the Class I nominees for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence, and position or office held with us as of April 30, 2021:

Name	Age	Independent	Title
Class I director nominees(1)
Benoit Dageville	54		President of Products and Director
Mark S. Garrett(2)(4)	63	☑	Director
Jayshree V. Ullal(3)	60	☑	Director

Class II directors(1)
Kelly A. Kramer(2)	53	☑	Director
Frank Slootman	62		Chief Executive Officer and Chairman
Michael L. Speiser(3)(4)*	50	☑	Director

Class III directors(1)
Teresa Briggs(2)	60	☑	Director
Jeremy Burton(4)	53	☑	Director
Carl M. Eschenbach(3)	54	☑	Director
John D. McMahon(3)	65	☑	Director
________________
* Lead independent director.
(1)Class I director nominees are up for election at the Annual Meeting, and will continue in office until the 2024 annual meeting of stockholders. Class II directors will continue in office until the 2022 annual meeting of stockholders. Class III directors will continue in office until the 2023 annual meeting of stockholders.
(2)Member of the audit committee.
(3)Member of the compensation committee.
(4)Member of the nominating and governance committee.
Set forth below is biographical information for the Class I director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Nominees for Election at the Annual Meeting
Benoit Dageville is one of our co-founders and has served as a member of our board of directors since August 2012. Dr. Dageville currently serves as our President of Products, and previously served as our Chief Technology Officer from August 2012 to May 2019. Before our founding, Dr. Dageville served in various engineering roles at Oracle Corporation, a software and technology company, including as Architect in the Manageability Group from January 2002 to July 2012. Dr. Dageville holds B.S., M.S., and Ph.D. degrees in Computer Science from Jussieu University. Dr. Dageville is qualified to serve on our board of directors because of his experience and perspective as one of our co-founders as well as his extensive experience driving product innovation.
Mark S. Garrett has served as a member of our board of directors since April 2018. Mr. Garrett served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a global software company, from February 2007 to April 2018. From June 2004 to February 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, a computer data storage company. Mr. Garrett currently serves on the board of directors of GoDaddy Inc., Pure Storage, Inc., Cisco Systems, Inc., and NightDragon Acquisition Corp. Mr. Garrett intends to step down from the board of directors of Pure Storage, Inc. by the end of calendar year 2021. He previously served on the board of directors of Informatica Corporation, from October 2008 to August 2015, and Model N, Inc., from January 2008 to May 2016. Mr. Garrett holds a B.S. degree in Accounting and Marketing from Boston University and an M.B.A. degree from Marist College. Mr. Garrett is qualified to serve on our board of directors because of his financial expertise and management experience.

Jayshree V. Ullal has served on our board of directors since June 2020. Since October 2008, Ms. Ullal has served as President, Chief Executive Officer, and director of Arista Networks, Inc., a cloud networking company. From September 1993 to May 2008, Ms. Ullal served in various positions at Cisco Systems, Inc., a worldwide technology company, with her last position as senior vice president of the data center, switching and services group. Ms. Ullal holds a B.S. degree in Engineering (Electrical) from San Francisco State University and an M.S. degree in Engineering Management from Santa Clara University. She is a 2013 recipient of the Santa Clara University School of Engineering Distinguished Engineering Alumni Award. Ms. Ullal is qualified to serve on our board of directors because of her extensive experience as a senior executive and chief executive officer in the cloud computing industry.
Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
Kelly A. Kramer has served as a member of our board of directors since January 2020. From January 2015 to December 2020, Ms. Kramer served as Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology company. From January 2012 to January 2015, Ms. Kramer served in various finance roles at Cisco, including Senior Vice President, Corporate Finance and Senior Vice President, Business Technology and Operations Finance. Prior to Cisco, she served in various finance roles at GE Healthcare Systems, GE Healthcare Diagnostic Imaging, and GE Healthcare Biosciences. Ms. Kramer currently serves on the board of directors of Gilead Sciences, Inc. and Coinbase Global, Inc. Ms. Kramer holds a B.S. degree in Mathematics from Purdue University. Ms. Kramer is qualified to serve on our board of directors because of her financial expertise and management experience.
Frank Slootman has served as our Chief Executive Officer and as a member of our board of directors since April 2019 and as Chairman of our board of directors since December 2019. Before joining us, Mr. Slootman served as Chairman of the board of directors of ServiceNow, Inc., an enterprise IT cloud company, from October 2016 to June 2018. From May 2011 to April 2017, Mr. Slootman served as President and Chief Executive Officer and as a member of the board of directors of ServiceNow, Inc. From January 2011 to April 2011, Mr. Slootman served as a Partner of Greylock Partners, a venture capital firm. From July 2009 to January 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC Corporation, a computer data storage company, and as an advisor from January 2011 to February 2012. From July 2003 until its acquisition by EMC in July 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an electronic storage solution company. Mr. Slootman previously served as a member of the board of directors of Pure Storage, Inc. from May 2014 to February 2020, and Imperva, Inc., from August 2011 to March 2016. Mr. Slootman holds undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam. Mr. Slootman is qualified to serve on our board of directors because of his management experience and business expertise, including his prior executive-level leadership and experience scaling companies, as well as his past board service at a number of other publicly traded companies.
Michael L. Speiser has served as a member of our board of directors since our inception in July 2012, and as our lead independent director since December 2019. Mr. Speiser also served as our Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. Mr. Speiser previously served on the board of directors of Pure Storage, Inc., ending in 2019, and currently serves on the board of several private companies. Mr. Speiser holds a B.A. in Political Science from the University of Arizona and an M.B.A. from Harvard Business School. Mr. Speiser is qualified to serve on our board of directors because of his leadership and operational experience in the technology industry and knowledge of high-growth companies.
Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Teresa Briggs has served as a member of our board of directors since December 2019. Ms. Briggs served as Vice Chair & West Region and San Francisco Managing Partner of Deloitte LLP, a global professional services firm, from June 2011 to April 2019, and as Managing Partner, Silicon Valley from June 2006 to June 2011. Ms. Briggs currently serves on the board of directors of ServiceNow, Inc., DocuSign, Inc., JAND, Inc. (dba Warby Parker), and VG Acquisition Corporation, and previously served on the board of directors of Deloitte USA LLP from January 2016 to March 2019. Ms. Briggs also served as an adjunct member of Deloitte’s Center for Board Effectiveness. In 2019, she was a Distinguished Careers Fellow at Stanford University. Ms. Briggs holds a B.S. degree in Accounting from the University of Arizona, Eller College of Management. Ms. Briggs is qualified to serve on our board of directors because of her financial expertise and management experience.

Jeremy Burton has served as a member of our board of directors since March 2016. Since November 2018, Mr. Burton has served as the Chief Executive Officer of Observe, Inc., an information technology and services company. Prior to Observe, Mr. Burton served as Executive Vice President, Marketing & Corporate Development of Dell Technologies, a worldwide technology company, from September 2016 to April 2018, and in various roles at EMC Corporation, including as President of Products from April 2014 to September 2016 and Executive Vice President and Chief Marketing Officer from March 2010 to March 2014. Mr. Burton holds a B.Eng. (Hons) degree in Information Systems Engineering from the University of Surrey. Mr. Burton is qualified to serve on our board of directors because of his operational and marketing expertise.
Carl M. Eschenbach has served as a member of our board of directors since May 2019. Since April 2016, Mr. Eschenbach has been a managing member at Sequoia Capital Operations, LLC, a venture capital firm. Prior to joining Sequoia Capital, Mr. Eschenbach spent 14 years at VMware, Inc., a global virtual infrastructure software provider, most recently as its President and Chief Operating Officer, a role he held from December 2012 to March 2016. Mr. Eschenbach served as VMware’s Co-President and Chief Operating Officer from April 2012 to December 2012, as Co-President, Customer Operations from January 2011 to April 2012, and as Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Mr. Eschenbach currently serves on the board of directors of UiPath, Inc., Zoom Video Communications, Inc., Workday, Inc., and Palo Alto Networks, Inc., as well as several private companies. Mr. Eschenbach holds an Electronics Technician diploma from DeVry University. Mr. Eschenbach is qualified to serve on our board of directors because of his operational and sales experience in the technology industry and knowledge of high-growth companies.
John D. McMahon has served as a member of our board of directors since September 2013. From April 2008 to September 2011, Mr. McMahon served as Senior Vice President, Worldwide Sales and Services at BMC Software, Inc., a computer software company, after BMC’s acquisition of BladeLogic, Inc., a computer software company, where he served as Chief Operating Officer from August 2005 to April 2008. Prior to BladeLogic, Mr. McMahon was Senior VP-Worldwide Sales at Ariba, Inc. Preceding Ariba, Mr. McMahon served as Executive VP-Worldwide Sales at GeoTel Communications, LLC, which was acquired by Cisco Systems, Inc., and earlier as Executive VP-Worldwide Sales at Parametric Technology Corporation. Mr. McMahon serves on the board of directors of MongoDB, Inc., as well as several private companies. Mr. McMahon holds a B.S.E.E. degree in Electrical Engineering from the New Jersey Institute of Technology. Mr. McMahon is qualified to serve on our board of directors because of his software sales experience.
Independence of our Board of Directors
Our Class A common stock is listed on the New York Stock Exchange (NYSE). Under the listing standards of the NYSE, independent directors must comprise a majority of a listed company's board of directors. In addition, the listing standards of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the listing standards of the NYSE, a director will only qualify as an “independent director” if the listed company’s board of directors affirmatively determines that the director does not have a material relationship with the company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) that, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing standards of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has affirmatively determined that each of our directors, other than Mr. Slootman and Dr. Dageville, is “independent” as that term is defined under the listing standards of the NYSE and the applicable rules and regulations of the SEC. In making these affirmative determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons.”

Board Leadership
Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and governance committee deems appropriate. Our corporate governance guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent members of our board of directors may designate a “lead independent director.”
Currently, our board of directors believes that it is in the best interests of our company and our stockholders for our Chief Executive Officer, Mr. Slootman, to serve as both Chief Executive Officer and Chairman given his knowledge of our company and industry and his strategic vision. Because Mr. Slootman has served and continues to serve in both these roles, our board of directors has appointed a lead independent director, Michael L. Speiser. As lead independent director, Mr. Speiser provides leadership to our board of directors if circumstances arise in which the role of Chief Executive Officer and Chairman of our board of directors may be, or may be perceived to be, in conflict, and performs such additional duties as our board of directors may otherwise determine and delegate, including (i) presiding at meetings of our board of directors at which the Chairman is not present, (ii) convening meetings of the independent members of our board of directors, and (iii) serving as liaison between our Chairman and our independent directors. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.
Role of the Board in Risk Oversight
Our board of directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate for our company. Our board of directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While our full board of directors has overall responsibility for evaluating key business risks, its committees monitor and report to our board of directors on certain risks. Our audit committee monitors our major financial, reporting, and cybersecurity risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, and directly supervises our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking, and also plans for leadership succession. Our nominating and governance committee oversees risks associated with director independence and the composition and organization of our board of directors, monitors the effectiveness of our corporate governance guidelines, and provides general oversight of our other corporate governance policies and practices.
In connection with its reviews of the operations of our business, our full board of directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees, including cybersecurity risks. Our board of directors appreciates the evolving nature of our business and industry and is actively involved in monitoring new threats and risks as they emerge. In particular, our board of directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents. Further, our board of directors has been closely monitoring the rapidly evolving COVID-19 pandemic, its potential effects on our business, and related risk mitigation strategies.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax, and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

Board Meetings and Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year. Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The audit committee met six times during our last fiscal year. The compensation committee met ten times during our last fiscal year. The nominating and governance committee met three times during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. We encourage our directors and nominees for director to attend our Annual Meeting.
As required under applicable NYSE listing standards, our non-management directors met four times during our last fiscal year in regularly scheduled executive sessions at which only non-management directors were present. Mr. Speiser, our lead independent director, presided over these executive sessions.
The composition and responsibilities of each of the standing committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our audit committee consists of Teresa Briggs, Kelly A. Kramer, and Mark S. Garrett, who serves as the committee’s chair. Our board of directors has determined that each of our audit committee members satisfies the independence requirements under the NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements, and our board of directors has determined that each of Ms. Briggs, Mr. Garrett, and Ms. Kramer is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has determined that the simultaneous service by Ms. Briggs and Mr. Garrett on the audit committee of more than three public companies does not impair her or his ability to effectively serve on our audit committee. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience, the time commitment associated with service on other audit committees, including the fact that Mr. Garrett intends to step down from the board of directors of Pure Storage, Inc. by the end of calendar year 2021, and other relevant factors.
The principal duties and responsibilities of our audit committee include, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•helping to maintain and foster an open avenue of communication between management and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accounting firm, our interim and year-end operating results;
•developing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management, including information security policies and practices;
•overseeing the organization and performance of our internal audit function;
•establishing our investment policy to govern our cash investment program;

•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
Our audit committee operates under a written charter that satisfies the applicable listing standards of the NYSE.
Compensation Committee
Our compensation committee consists of Carl M. Eschenbach, John D. McMahon, Michael L. Speiser, and Jayshree V. Ullal, who serves as the committee’s chair. Our board of directors has determined that each of our compensation committee members is independent under NYSE listing standards. The compensation committee has a compensation subcommittee, consisting of Mr. Eschenbach, Ms. Ullal, and Mr. McMahon, to which our board of directors has delegated the responsibility for approving transactions between us and our officers and directors that are within the scope of Rule 16b-3 promulgated under the Exchange Act. Each of Mr. Eschenbach, Ms. Ullal, and Mr. McMahon is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
The principal duties and responsibilities of our compensation committee include, among other things:
•approving the retention of compensation consultants and outside service providers and advisors to the committee;
•reviewing and approving, or recommending that our board of directors approve, the compensation, individual and corporate performance goals and objectives and other terms of employment of our executive officers, including evaluating the performance of our Chief Executive Officer and, with his assistance, that of our other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity and non-equity incentive plans;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•reviewing and evaluating succession plans for our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed these positions;
•preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC;
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.
Our compensation committee operates under a written charter that satisfies the applicable listing standards of the NYSE.
Processes and Procedures for Compensation Decisions
Our compensation committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our compensation committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, and reviews and approves all compensation decisions relating to our executive officers, including our Chief Executive Officer. Our compensation committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself.

In connection with our initial public offering (IPO), our compensation committee adopted an Equity Award Policy, pursuant to which it delegated authority to our Chief Executive Officer, in his capacity as a member of our board of directors, to grant, without any further action required by our board of directors or compensation committee, certain stock options, restricted stock units, and other equity incentive awards to our employees and other service providers who are neither executive officers nor certain other members of management. As part of its oversight function, our compensation committee reviews on a quarterly basis the grants awarded under the Equity Award Policy. The delegation of authority under the Equity Award Policy is not exclusive, and both our board of directors and our compensation committee retain the right to grant equity awards.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the fiscal year ended January 31, 2021, our compensation committee retained Compensia, Inc. (Compensia), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the listing standards of the NYSE, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our compensation committee.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are currently, or have been at any time, one of our officers or employees, except Michael L. Speiser who served as our Chief Executive Officer and Chief Financial Officer from August 2012 to June 2014. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Governance Committee
Our nominating and governance committee consists of Jeremy Burton, Mark S. Garrett, and Michael L. Speiser, who serves as the committee’s chair. Our board of directors has determined that each member of the nominating and governance committee is independent under the NYSE listing standards.
The nominating and governance committee’s responsibilities include, among other things:
•identifying, evaluating, and recommending that our board of directors approve, nominees for election to our board of directors and its committees;
•approving the retention of director search firms;
•evaluating the performance of our board of directors, committees of our board of directors, and of individual directors;
•considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees; and
•evaluating the adequacy of our corporate governance practices and reporting.
Our nominating and governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE.

Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, and the requirements of applicable law. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws, using the same criteria to evaluate all such candidates.
A stockholder that wishes to recommend a candidate for election to the board of directors may send a letter directed to our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715. The letter must include, among other things, the candidate's name, business and residence address, biographical data, and the number of Snowflake shares held. Additional information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our board of directors is set forth in our amended and restated bylaws and corporate governance guidelines.
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the nominating and governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Director Qualifications
In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and NYSE listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines, and charters of the board committees, our board of directors will consider the following factors in considering director candidates: (i) relevant expertise to offer advice and guidance to management, (ii) sufficient time to devote to Snowflake’s affairs, (iii) excellence in his or her field, (iv) the ability to exercise sound business judgment, (v) diversity of background and experience, and (vi) commitment to rigorously represent the long-term interests of Snowflake’s stockholders.
When considering nominees, our board of directors and nominating and governance committee may take into consideration many other factors including, among other things, the current composition of our board of directors, Snowflake’s current operating requirements, the candidates’ character, integrity, judgment, independence, areas of expertise, corporate experience, length of service, and potential conflicts of interest, the candidates’ other commitments, and the long-term interests of our stockholders. Our board of directors and nominating and governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.
Stockholder Communications with the Board of Directors
Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715. In accordance with our corporate governance guidelines, our General Counsel or legal department, in consultation with appropriate directors as deemed necessary by the General Counsel, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material) and, if appropriate, will route such communications to the appropriate director(s) or, if none is specified, to the chairperson of the board of directors or the lead independent director.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to ensure that our board of directors has the necessary practices in place to review and evaluate Snowflake’s business operations and make decisions that are independent of our management. The corporate governance guidelines set forth the practices our board of directors follows with respect to board composition and selection, board meetings and involvement of senior management, executive officer performance evaluation and succession planning, board compensation, director education, and conflicts of interest. The corporate governance guidelines, as well as the charters for each committee of our board of directors, are posted on our website at investors.snowflake.com.

Global Code of Conduct and Ethics
We have adopted a Global Code of Conduct and Ethics that applies to all our employees, officers, contractors, and directors, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of our Global Code of Conduct and Ethics is posted on our website at investors.snowflake.com. We intend to disclose on our website any future amendments of our Global Code of Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or our directors from provisions in the Global Code of Conduct and Ethics. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement, and you should not consider information on our website to be part of this Proxy Statement.
Prohibition on Hedging, Short Sales, and Pledging
Our board of directors has adopted an insider trading policy that applies to all of our employees, officers, contractors, and directors. This policy prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account, and pledging our shares as collateral for a loan.

DIRECTOR COMPENSATION
Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our directors for the fiscal year ended January 31, 2021, other than Frank Slootman, our Chief Executive Officer and Chairman, who is also a member of our board of directors but did not receive any additional compensation for service as a director. The compensation of Mr. Slootman as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table.” The table below includes information regarding the compensation earned by or paid to Thierry Cruanes, our Chief Technology Officer, and Benoit Dageville, our President of Products, who are employees and were members of our board of directors during the fiscal year ended January 31, 2021, but did not receive any additional compensation for service as a director:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)(7)
Teresa Briggs	10,000	—	10,000
Jeremy Burton	8,500	—	8,500
Thierry Cruanes(2)	—	—	—
Benoit Dageville(3)	—	—	—
Carl M. Eschenbach	9,000	—	9,000
Mark S. Garrett	13,500	—	13,500
Kelly A. Kramer	10,000	—	10,000
John D. McMahon	9,000	—	9,000
Michael L. Speiser	14,625	—	14,625
Jayshree V. Ullal(4)	10,875	1,970,788	1,981,663
John L. Walecka(5)	—	—	—
Kevin Wang(6)	—	—	—
________________
(1)The amount reported in this column represents the aggregate grant-date fair value of an equity award granted to a director during the fiscal year ended January 31, 2021 under our 2012 Equity Incentive Plan (2012 Plan), computed in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification, Topic 718 (ASC Topic 718). The assumptions used in calculating the grant-date fair value of the equity award reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021. This amount does not reflect the actual economic value that may be realized by the director.
(2)During the fiscal year ended January 31, 2021, Dr. Cruanes earned (i) a base salary of $300,000, (ii) $96,598 pursuant to a bonus earned based on the achievement of company performance goals under our Cash Incentive Bonus Plan as determined by our compensation committee, (iii) $3,402 as an additional cash bonus payment under our Cash Incentive Bonus Plan to reflect our compensation committee’s assessment of the extraordinary efforts of our executives during the fiscal year, and (iv) $567 of life insurance premiums paid by us on behalf of Dr. Cruanes, all of which was earned his role as our Chief Technology Officer. Dr. Cruanes resigned as a member of our board of directors in June 2020.
(3)During the fiscal year ended January 31, 2021, Dr. Dageville earned (i) a base salary of $300,000, (ii) $96,598 pursuant to a bonus earned based on the achievement of company performance goals under our Cash Incentive Bonus Plan as determined by our compensation committee, (iii) $3,402 as an additional cash bonus payment under our Cash Incentive Bonus Plan to reflect our compensation committee’s assessment of the extraordinary efforts of our executives during the fiscal year, and (iv) $567 of life insurance premiums paid by us on behalf of Dr. Dageville, all of which was earned in his role as our President of Products.
(4)Ms. Ullal joined our board of directors in June 2020.
(5)Mr. Walecka resigned as a member of our board of directors in June 2020.
(6)Mr. Wang resigned as a member of our board of directors in June 2020.
(7)The following table sets forth information on stock options granted to non-employee directors and Drs. Cruanes and Dageville during the fiscal year ended January 31, 2021 and the aggregate number of shares of our common stock underlying outstanding stock options held by our non-employee directors and Drs. Cruanes and Dageville as of January 31, 2021:

Name	Number of Shares Underlying Stock Options Granted During the Fiscal Year Ended January 31, 2021	Number of Shares Underlying Stock Options Held as of January 31, 2021
Teresa Briggs(1)	—	30,000
Jeremy Burton	—	477,546
Thierry Cruanes	—	1,560,000
Benoit Dageville	—	1,660,000
Carl M. Eschenbach	—	—
Mark S. Garrett	—	767,186
Kelly A. Kramer	—	50,000
John D. McMahon	—	889,016
Michael L. Speiser	—	—
Jayshree V. Ullal	50,000	50,000
John L. Walecka	—	—
Kevin Wang	—	—
________________
(1)Held by The Teresa Briggs Trust, of which Ms. Briggs is a trustee.

Non-Employee Director Compensation
We have adopted a Non-Employee Director Compensation Policy, pursuant to which our non-employee directors receive the following compensation.
Equity Compensation
Each new non-employee director who joins our board of directors will automatically receive a restricted stock unit award (RSU) for Class A common stock having a value of $440,000 based on the average fair market value of the underlying Class A common stock for the 20 trading days prior to and ending on the date of grant (Initial RSU). Each Initial RSU will vest over three years, with one-third of the Initial RSU vesting on the first, second, and third anniversary of the date of grant.
On the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically receive an RSU for Class A common stock having a value of $300,000 based on the average fair market value of the underlying Class A common stock for the 20 trading days prior to and ending on the date of grant (Annual RSU); provided, that, for a non-employee director who was appointed to the board less than 365 days prior to the annual meeting of our stockholders, the $300,000 will be pro-rated based on the number of days from the date of appointment until such annual meeting. Each Annual RSU will vest on the earlier of (i) the date of the following year’s annual meeting of our stockholders (or the date immediately prior to the next annual meeting of our stockholders if the non-employee director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election); or (ii) the first anniversary of the date of grant.
All outstanding awards held by each non-employee director who is in service as of immediately prior to a “Corporate Transaction” (as defined in the Non-Employee Director Compensation Policy) will become fully vested as of immediately prior to the closing of such Corporate Transaction.
Cash Compensation
In addition, each non-employee director is entitled to receive the following cash compensation for services on our board of directors and its committees as follows:
•$30,000 annual cash retainer for service as a board member and an additional annual cash retainer of $15,000 for service as lead independent director of our board of directors, if any;
•$10,000 annual cash retainer for service as a member of the audit committee and $20,000 annual cash retainer for service as chair of the audit committee (in lieu of the committee member service retainer);

•$6,000 annual cash retainer for service as a member of the compensation committee and $13,500 annual cash retainer for service as chair of the compensation committee (in lieu of the committee member service retainer); and
•$4,000 annual cash retainer for service as a member of the nominating and governance committee and $7,500 annual cash retainer for service as chair of the nominating and governance committee (in lieu of the committee member service retainer).
The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial quarters.
Expenses
We will reimburse each eligible non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our board of directors and any committee of the board. Our directors are also encouraged and provided with opportunities to participate in educational programs that would assist them in discharging their duties as a member of our board of directors. Pursuant to our corporate governance guidelines, we will reimburse each of our non-employee directors up to $10,000 each fiscal year in connection with their participation in such programs.
Stock Ownership Guidelines
In an effort to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our non-employee directors are expected to hold Snowflake stock valued at not less than five times their total annual cash retainer for board and committee service. Within five years of becoming subject to the guidelines, our executive officers are expected to hold Snowflake stock valued at not less than a multiple of their annual base salaries, consisting of five times annual base salary for our Chief Executive Officer and Chief Financial Officer, and two times annual base salary for our other executive officers.

PROPOSAL ONE
ELECTION OF DIRECTORS
Our board of directors currently consists of ten members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
Our directors are divided into the three classes as follows:
•the Class I directors are Benoit Dageville, Mark S. Garrett, and Jayshree V. Ullal, whose terms will expire at the upcoming Annual Meeting;
•the Class II directors are Kelly A. Kramer, Frank Slootman, and Michael L. Speiser, whose terms will expire at the annual meeting of stockholders to be held in 2022; and
•the Class III directors are Teresa Briggs, Jeremy Burton, Carl M. Eschenbach, and John D. McMahon, whose terms will expire at the annual meeting of stockholders to be held in 2023.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Snowflake.
Each of Dr. Dageville, Mr. Garrett, and Ms. Ullal is currently a member of our board of directors, and, at the recommendation of our nominating and governance committee, has been nominated for reelection to serve as a Class I director. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2024 and until his or her successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our board of directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending January 31, 2022, and has further directed that management submit the selection of PwC as our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PwC has served as our independent registered public accounting firm since 2019. Representatives of PwC are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, the audit committee of our board of directors is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee of our board of directors will review its future selection of PwC as our independent registered public accounting firm. Even if the selection is ratified, the audit committee of our board of directors may, in its sole discretion, direct the appointment of different independent auditors at any time during the fiscal year if they determine that such a change would be in the best interests of Snowflake and its stockholders.
The affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the Annual Meeting and entitled to vote thereon will be required to ratify the selection of PwC. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by PwC for the periods set forth below.

	Fiscal Year Ended January 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$4,329	$1,217
Audit-Related Fees(2)	468	—
Tax Fees(3)	250	—
All Other Fees(4)	3	—
Total Fees	$5,050	$1,217
________________
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended January 31, 2021, this category also included fees for services provided in connection with our initial public offering.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for services provided in connection with preparation for compliance with Section 404 the Sarbanes-Oxley Act of 2002, and fees for service organization control audits under Statement on Standards for Attestation Engagements No.18.
(3)Tax fees consist of fees for transfer pricing services and consultation on tax matters.
(4)All other fees consist of software subscription fees.

Pre-Approval Policies and Procedures
The audit committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services of Independent Auditor. Pre-approval may be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
All of the services relating to the fees described in the table above were pre-approved by our audit committee in accordance with our audit committee’s pre-approval policies and procedures.

Change in Accountants
On November 19, 2019, we dismissed Deloitte & Touche LLP as our independent auditors. On December 12, 2019, we retained PwC as our independent registered public accounting firm. The decision to change our independent auditors was approved by the audit committee of our board of directors.
Deloitte & Touche LLP did not issue a report on our audited financial statements for either of the fiscal years ended January 31, 2019 and January 31, 2020. We had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Deloitte & Touche LLP to make reference in connection with its opinion to the subject matter of the disagreement during the two fiscal years prior to its dismissal and the subsequent interim period through November 19, 2019. During the two most recent fiscal years preceding our dismissal of Deloitte & Touche LLP, and the subsequent interim period through November 19, 2019, there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.
During the two years ended January 31, 2019 and through the period ended December 12, 2019, neither we, nor anyone acting on our behalf, consulted with PwC on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.
Deloitte & Touche LLP has read the disclosures under the heading “Change in Accountants” included in this Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the Disclosures), and has the following comments:
1.Deloitte & Touche LLP agrees with the first sentence in the first paragraph and the statements made in the second paragraph of the Disclosures.
2.Deloitte & Touche LLP has no basis on which to agree or disagree with the second and third sentences in the first paragraph or the statements made in the third paragraph of the Disclosures.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2021 with our management. The audit committee has also reviewed and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB). The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and filed with the SEC.
Members of the Audit Committee
Mark S. Garrett, Chair
Teresa Briggs
Kelly A. Kramer
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Snowflake under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The following table sets forth information for our executive officers as of April 30, 2021:

Name	Age	Title
Frank Slootman	62	Chief Executive Officer and Chairman
Michael P. Scarpelli	54	Chief Financial Officer
Benoit Dageville	54	President of Products and Director
Christopher W. Degnan	46	Chief Revenue Officer
Biographical information for Frank Slootman and Benoit Dageville is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance.”
Michael P. Scarpelli has served as our Chief Financial Officer since August 2019. Before joining us, Mr. Scarpelli served as Chief Financial Officer of ServiceNow, Inc. from August 2011 to August 2019. From July 2009 to August 2011, Mr. Scarpelli served as Senior Vice President of Finance and Business Operations of the Backup Recovery Systems Division at EMC Corporation. From September 2006 until its acquisition by EMC in July 2009, Mr. Scarpelli served as Chief Financial Officer of Data Domain Corporation. Mr. Scarpelli previously served as a member of the board of directors of Nutanix, Inc. from December 2013 to June 2020. Mr. Scarpelli holds a B.A. degree in Economics from the University of Western Ontario.
Christopher W. Degnan has served as our Chief Revenue Officer since August 2018, and previously served as our VP of Sales from July 2014 to August 2018, and as our Director, Sales from November 2013 to July 2014. Before joining us, Mr. Degnan served as AVP of the West at EMC Corporation from July 2013 to November 2013. From July 2012 until its acquisition by EMC in July 2013, Mr. Degnan served as VP Western Region at Aveksa, Inc., an identity and access management software company. From April 2004 to July 2012, Mr. Degnan served in various sales positions at EMC, including as District Sales Manager from June 2008 to July 2012. Mr. Degnan holds a B.A. degree in Human Resources from the University of Delaware.

EXECUTIVE COMPENSATION
Our compensation programs are designed to:
•attract, incentivize, and retain employees at the executive level who contribute to our long-term success;
•provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and
•effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.
Under its charter, our compensation committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During the fiscal year ended January 31, 2021, our compensation committee retained Compensia to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our compensation committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us.
Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers, for the fiscal year ended January 31, 2021 were:
•Frank Slootman, our Chief Executive Officer and Chairman;
•Michael P. Scarpelli, our Chief Financial Officer; and
•Christopher W. Degnan, our Chief Revenue Officer.
Summary Compensation Table
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for the fiscal year ended January 31, 2021 and 2020.

Name and Principal Position	Fiscal Year Ended January 31,	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Frank Slootman	2021	375,000	12,759	—	362,241	708	750,708
Chief Executive Officer and Chairman	2020	287,981(5)	—	59,874,582	307,886	233	60,470,682
Michael P. Scarpelli	2021	300,000	10,207	—	289,793	708	600,708
Chief Financial Officer	2020	138,461(6)	—	20,157,901	150,730	146	20,447,238
Christopher W. Degnan(7) Chief Revenue Officer	2021	300,000	10,207	—	289,793	708	600,708
_______________
(1)The amounts reported in this column represent additional cash bonus payments under our Cash Incentive Bonus Plan to reflect our compensation committee’s assessment of the extraordinary efforts of our executives during the fiscal year.
(2)The amounts reported in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant-date fair value of each stock option granted during the fiscal year ended January 31, 2020, computed in accordance with the provisions of FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the equity awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021. Our named executive officers will only realize compensation to the extent the trading price of our Class A common stock is greater than the exercise price of the shares underlying such stock options.
(3)The amounts reported in this column represent total bonuses earned based on the achievement of company performance goals under our Cash Incentive Bonus Plan as determined by our compensation committee.
(4)The amounts reported in this column represent life insurance premiums paid by us on behalf of each named executive officer.
(5)Mr. Slootman was hired as our Chief Executive Officer in April 2019. His annualized base salary as of January 31, 2020 was $375,000.
(6)Mr. Scarpelli was hired as our Chief Financial Officer in August 2019. His annualized base salary as of January 31, 2020 was $300,000.
(7)Because Mr. Degnan was not a named executive officer prior to the fiscal year ended January 31, 2021, we have not reported his compensation for the fiscal year ended January 31, 2020.

Outstanding Equity Awards as of January 31, 2021
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of January 31, 2021.

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
Frank Slootman	5/29/2019	13,677,476(2)	—	8.88	5/28/2029	—	—
	5/29/2019	15,953(3)	25,338(3)	8.88	5/28/2029	—	—
Michael P. Scarpelli	8/27/2019	3,690,560(4)	—	8.88	8/26/2029	—	—
Christopher W. Degnan	11/17/2015	96,154(5)	—	0.65	11/16/2025	—	—
	11/17/2015	37,502(5)	—	0.65	11/16/2025	—	—
	1/30/2017	123,000(6)	—	0.74	1/29/2027	—	—
	8/17/2017	363,462(7)	—	1.41	8/16/2027	—	—
	9/19/2018	125,370(8)	—	3.74	9/18/2028	—	—
	12/11/2019	293,602(9)	—	13.48	12/10/2029	—	—
________________
(1)All equity awards listed in this table were granted pursuant to our 2012 Plan.
(2)The shares underlying the option vest in equal monthly installments over 48 months starting April 26, 2019, subject to Mr. Slootman’s continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Slootman’s service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Employment Arrangements.”
(3)The shares underlying the option vest in equal monthly installments over 48 months starting April 26, 2019, subject to Mr. Slootman’s continuous service through each such vesting date. The stock option is subject to acceleration upon certain events as described in the section titled “Employment Arrangements.”
(4)The shares underlying the option vest in equal monthly installments over 48 months starting August 19, 2019, subject to Mr. Scarpelli’s continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Scarpelli’s service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Employment Arrangements.”
(5)The shares subject to this option were fully vested as of November 2019.
(6)The shares underlying the option vest in equal monthly installments over 24 months starting November 1, 2019, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Employment Arrangements.”
(7)The shares underlying the option vest in equal monthly installments over 52 months starting July 1, 2017, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Employment Arrangements.”
(8)The shares underlying the option vest in equal monthly installments over 24 months starting November 1, 2021, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Employment Arrangements.”
(9)The shares underlying the option vest in equal monthly installments over 48 months starting December 11, 2019, subject to Mr. Degnan's continuous service through each such vesting date. This option is immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Degnan's service with us terminates. The stock option is subject to acceleration upon certain events as described in the section titled “Employment Arrangements.”
Employment Arrangements
We have entered into offer letters with Mr. Slootman, Mr. Scarpelli, and Mr. Degnan the terms of which are described below. Each of our executive officers has also executed our standard form of proprietary information and inventions agreement.
Frank Slootman
In April 2019, we entered into an offer letter with Frank Slootman to serve as our Chief Executive Officer. The offer letter has no specific term and provides for at-will employment. Mr. Slootman’s current annual base salary is $375,000, and he is currently eligible for a target annual discretionary performance bonus of up to $375,000, based on individual and corporate performance goals. In May 2019, we issued to Mr. Slootman options to purchase 15,242,240 shares of our common stock with an exercise price of $8.88 per share, which vest monthly over 48 months beginning April 2019.

In addition, under Mr. Slootman’s offer letter, if Mr. Slootman’s employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), and such separation is not a result of Mr. Slootman’s death or disability, Mr. Slootman is entitled to a lump sum payment equal to three months of his base salary, provided that he signs and allows to become effective a general release of all claims. Upon a change in control (as defined in the 2012 Plan), all unvested shares subject to his outstanding equity awards with a time-based vesting schedule shall vest in full. If more favorable than the corresponding benefits provided under his offer letter, Mr. Slootman will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Severance and Change in Control Plan” below.
Michael P. Scarpelli
In April 2019, we entered into an offer letter with Michael P. Scarpelli to serve as our Chief Financial Officer. The offer letter has no specific term and provides for at-will employment. Mr. Scarpelli’s current annual base salary is $300,000, and he is currently eligible for a target annual discretionary performance bonus of up to $300,000, based on individual and corporate performance goals. In August 2019, we issued to Mr. Scarpelli options to purchase 3,810,560 shares of common stock with an exercise price of $8.88 per share, which vest monthly over 48 months beginning August 2019. Under the terms of his offer letter, Mr. Scarpelli also purchased 762,112 shares of our Series F convertible preferred stock at a price per share of $14.96125 for an aggregate purchase price of $11.4 million.
In addition, under Mr. Scarpelli’s offer letter, if Mr. Scarpelli’s employment is terminated without cause (as defined in the offer letter) or he terminates his employment for good reason (as defined in the offer letter), and such separation is not a result of Mr. Scarpelli’s death or disability, Mr. Scarpelli is entitled to a lump sum payment equal to three months of his base salary, provided that he signs and allows to become effective a general release of all claims. Upon a change in control (as defined in the 2012 Plan), all unvested shares subject to his outstanding equity awards with a time-based vesting schedule shall vest in full. If more favorable than the corresponding benefits provided under his offer letter, Mr. Scarpelli will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Severance and Change in Control Plan” below.
Christopher W. Degnan
In August 2020, we entered into a confirmatory offer letter with Christopher W. Degnan to serve as our Chief Revenue Officer. The confirmatory offer letter has no specific term and provides for at-will employment. Mr. Degnan’s current annual base salary is $300,000, and he is currently eligible for a target annual discretionary performance bonus of up to $300,000, based on individual and corporate performance goals.
In addition, under the terms of Mr. Degnan’s stock options, if, during three months prior to a change in control (as defined in the 2012 Plan) and ending eighteen months after a change in control, Mr. Degnan’s employment with us is terminated without cause (as defined in the agreements underlying his stock options) or he terminates his employment for good reason (as defined in the agreements underlying his stock options), and such separation is not a result of Mr. Degnan’s death or disability, then all of the unvested shares subject to each option shall accelerate and immediately vest, provided that he signs and allows to become effective a general release of all claims. If more favorable than the corresponding benefits provided under the terms of his stock options, Mr. Degnan will be entitled to severance and change in control benefits under our Severance and Change in Control Plan. See the section titled “Severance and Change in Control Plan” below.
Severance and Change in Control Plan
In July 2020, we adopted a Severance and Change in Control Plan (CIC Plan) that provides severance and change in control benefits to each of our executive officers, including our named executive officers, and certain other participants, under the conditions described below. The CIC Plan provides different benefits for three different “tiers” of employees. Our Chief Executive Officer and Chief Financial Officer are “tier 1” employees, and our other executive officers are “tier 2” employees.
Under the CIC Plan, upon a “change of control” (as defined in the CIC Plan), 100% of then-unvested equity awards held by tier 1 employees will accelerate and become vested (and, if applicable, exercisable). In addition, upon a termination other than for “cause,” death, or “disability,” or upon resignation for “good reason” (each as defined in the CIC Plan) that occurs during the period beginning three months prior to a change in control and ending 18 months following such change in control, tier 1 and tier 2 employees will each be entitled to receive (i) a cash payment equal to 12 months of base salary, (ii) a cash payment equal to the participant’s target annual bonus, (iii)

reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees; and (iv) for tier 2 employees, acceleration of vesting (and, if applicable, exercisability) of 100% of then-unvested equity awards held by such tier 2 employee. For any equity acceleration, vesting of performance-based awards will be based on the participant’s target achievement level (or actual achievement level if the performance metrics are measurable at the time of acceleration).
Upon termination other than for cause, death, or disability or upon resignation for good reason that does not occur in connection with a change of control, tier 1 and tier 2 employees will be entitled to receive (i) a cash payment equal to 12 months of base salary, and (ii) reimbursement of the employer portion of COBRA premiums for up to 12 months for tier 1 employees and six months for tier 2 employees.
All benefits upon a termination of services are subject to the participant signing a general release of all claims. If our executive officers are entitled to any benefits other than the benefits under the CIC Plan, each of his or her benefits under the CIC Plan shall be provided only to the extent more favorable than the corresponding benefit under such other arrangement.
Non-Equity Incentive Plan Compensation
Cash Incentive Bonus Plan
We have adopted a Cash Incentive Bonus Plan for our executive officers and other eligible employees. Each participant is eligible to receive cash bonuses based on the achievement of certain performance goals, as determined in the sole discretion of the compensation committee of our board of directors. Each participant’s target award may be a percentage of a participant’s annual base salary as of the beginning or end of a performance period or a fixed dollar amount. In addition, to be eligible to earn a bonus under the Cash Incentive Bonus Plan, a participant must be employed by us on the last day of the performance period, unless otherwise determined by the compensation committee of our board of directors.
Other Benefits
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer compensation up to certain limits imposed by the Internal Revenue Code of 1986, as amended (Code). We have the ability to make matching and discretionary contributions to the 401(k) plan but have not done so to date. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn or distributed from the 401(k) plan. The 401(k) plan also permits contributions to be made on a post-tax basis for those employees participating in the Roth 401(k) plan component.
Insurance Premiums
Our U.S. employees, including our named executive officers, currently participate in various health and welfare employee benefits under plans sponsored by us. These plans offer various benefits, including medical, dental, and vision coverage; life insurance, accidental death and dismemberment, and disability coverage; and flexible spending accounts, among others. All employees, including our named executive officers, who work 20 or more hours per week are eligible for these benefits. The cost of this coverage is primarily paid for by us, with employees paying a portion of the cost through payroll deductions.
Limitations of Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers, and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders(4)	73,923,213	$7.04	38,571,367
Equity plans not approved by stockholders	—	—	—
________________
(1)Includes the 2012 Plan and the 2020 Equity Incentive Plan (2020 Plan), but does not include future rights to purchase Class A common stock under our 2020 Employee Stock Purchase Plan (2020 ESPP), which depend on a number of factors described in our 2020 ESPP and will not be determined until the end of the applicable purchase period.
(2)The weighted-average exercise price excludes any outstanding RSUs, which have no exercise price.
(3)Includes the 2020 Plan and 2020 ESPP. Stock options, RSUs, or other stock awards granted under the 2012 Plan that are forfeited, terminated, expired, or repurchased become available for issuance under the 2020 Plan.
(4)The 2020 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to 5% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, or such lesser number of shares of Class A common stock as determined by our board of directors prior to February 1st of a given fiscal year. In addition, the 2020 ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on February 1st of each fiscal year for a period of up to ten years commencing on February 1, 2021 and ending on (and including) February 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock outstanding on January 31st of the preceding fiscal year, and (ii) 8,500,000 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our board of directors prior to February 1st of a given fiscal year. Accordingly, on February 1, 2021, the number of shares of Class A common stock available for issuance under the 2020 Plan and the 2020 ESPP increased by 14,395,880 shares and 2,879,176 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 30, 2021 by:
•each named executive officer;
•each of our directors;
•our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our capital stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 295,790,115 shares of Class A common stock (Common Stock) outstanding as of April 30, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of April 30, 2021. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Snowflake Inc. Suite 3A, 106 East Babcock Street, Bozeman, Montana 59715.

Name	Shares of Common Stock Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors
Frank Slootman(1)	15,052,192	4.9
Michael P. Scarpelli(2)	4,567,682	1.5
Benoit Dageville(3)	8,134,324	2.7
Christopher W. Degnan(4)	1,578,488	*
Teresa Briggs(5)	50,000	*
Jeremy Burton(6)	36,459	*
Carl M. Eschenbach(7)	—	*
Mark S. Garrett(8)	854,018	*
Kelly A. Kramer(9)	17,708	*
John D. McMahon(10)	1,280,769	*
Michael L. Speiser(11)	4,300,827	*
Jayshree V. Ullal(12)	50,000	*
All directors and officers as a group (12 persons)(13)	35,922,467	11.3
Other 5% Stockholders
Entities affiliated with Altimeter Partners Fund, L.P.(14)	32,925,117	11.1
Entities affiliated with ICONIQ Strategic Partners III, L.P.(15)	33,013,281	11.2
Entities affiliated with Sequoia Capital Growth Fund III, LP(16)	20,619,156	7.0
____________
* Less than 1 percent.
(1)Consists of (i) 68,057 shares of Common Stock held by Mr. Slootman, (ii) 1,349,106 shares of Common Stock held by the Slootman Living Trust, for which Mr. Slootman is a trustee, and (iii) 13,635,029 shares of Common Stock subject to stock options held by Mr. Slootman that are exercisable within 60 days of April 30, 2021, of which 6,986,028 shares would be unvested as of such date.

(2)Consists of (i) 124,895 shares of Common Stock held by Mr. Scarpelli, (ii) 595,607 shares of Common Stock held by the Michael P. Scarpelli 2019 Grantor Retained Annuity Trust, for which Mr. Scarpelli is a beneficiary, (iii) 160,558 shares of Common Stock held by the Scarpelli Family Trust, for which Mr. Scarpelli is a trustee, (iv) 9,686 shares of Common Stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 1, (v) 9,686 shares of Common Stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 2, (vi) 9,686 shares of Common Stock held by the 2020 Fintail Irrevocable GST Exempt Trust f/b/o Child 3, (vii) 2,755 shares of Common Stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 1, (viii) 2,755 shares of Common Stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 2, (ix) 2,755 shares of Common Stock held by the 2020 Fintail Irrevocable Non-Exempt Trust f/b/o Child 3, and (x) 3,649,299 shares of Common Stock subject to a stock option held by Mr. Scarpelli that is exercisable within 60 days of April 30, 2021, of which 2,064,054 shares would be unvested as of such date.
(3)Consists of (i) 6,024,324 shares of Common Stock held by The Snow Trust, for which Dr. Dageville is a trustee, (ii) 350,000 shares of Common Stock held by The Snow 2020 Grantor Retained Annuity Trust, for which Dr. Dageville is a trustee, (iii) 50,000 shares of Common Stock held by The Cedric Dageville GST Exempt Trust, for which Dr. Dageville is a trustee, (iv) 50,000 shares of Common Stock held by The Marine Dageville GST Exempt Trust, for which Dr. Dageville is a trustee, and (v) 1,660,000 shares of Common Stock subject to stock options held by Dr. Dageville that are exercisable within 60 days of April 30, 2021, of which 250,000 shares would be unvested as of such date.
(4)Consists of (i) 120,085 shares of Common Stock held by Mr. Degnan, (ii) 410,439 shares of Common Stock held by the Degnan Family Trust, for which Mr. Degnan is a trustee, (iii) 60,000 shares of Common Stock held by the Degnan Gift Trust, for which Mr. Degnan's immediate family are beneficiaries, and (iv) 987,964 shares of Common Stock subject to stock options held by Mr. Degnan that are exercisable within 60 days of April 30, 2021, of which 413,512 shares would be unvested as of such date.
(5)Consists of (i) 20,000 shares of Common Stock held by The Teresa Briggs Trust, for which Ms. Briggs is a trustee, of which 1,250 shares will be unvested and remain subject to our repurchase right within 60 days of April 30, 2021, and (ii) 30,000 shares of Common Stock subject to a stock option held by The Teresa Briggs Trust that is exercisable within 60 days of April 30, 2021, all shares of which would be unvested as of such date.
(6)Consists of 36,459 shares of Common Stock subject to stock a stock option held by Mr. Burton that is exercisable within 60 days of April 30, 2021, of which 32,292 shares would be unvested as of such date.
(7)Mr. Eschenbach, a member of our board of directors, is a general partner at Sequoia Capital Operations, LLC, which is an affiliate of the entities referred to in Footnote 16 below. Mr. Eschenbach disclaims beneficial ownership of all shares held by the entities referred to in Footnote 16 below.
(8)Consists of (i) 134,018 shares of Common Stock held by the Garrett Family Investment Partnership, for which Mr. Garrett is the general partner and (ii) 720,000 shares of Common Stock subject to a stock option held by Mr. Garrett that is exercisable within 60 days of April 30, 2021, of which 362,283 shares would be unvested as of such date.
(9)Consists of 17,708 shares of Common Stock subject to a stock option held by Ms. Kramer that is exercisable within 60 days of April 30, 2021.
(10)Consists of (i) 114,828 shares of Common Stock held by Mr. McMahon, (ii) 151,188 shares of Common Stock held by The John McMahon Software Irrevocable Trust, for which Mr. McMahon's immediate family are beneficiaries, (iii) 125,737 shares of Common Stock held by the John McMahon 1995 Family Trust, for which Mr. McMahon is a trustee, and (iv) 889,016 shares of Common Stock subject to stock options held by Mr. McMahon that are exercisable within 60 days of April 30, 2021, of which 25,000 shares would be unvested as of such date.
(11)Consists of (i) 3,497,525 shares of Common Stock held by trusts, for which Mr. Speiser is a trustee, (ii) 783,952 shares of Common Stock held by Chatter Peak Partners, L.P., for which Mr. Speiser is a trustee of a trust which is the general partner, and (iii) 19,350 shares of Common Stock held by Wells Fargo Bank, N.A. FBO Michael L. Speiser Roth IRA, Mr. Speiser’s Roth IRA account.
(12)Consists of 50,000 shares of Common Stock subject to a stock option held by Ms. Ullal that is exercisable within 60 days of April 30, 2021, of which 37,500 shares would be unvested as of such date.
(13)Consists of (i) 14,246,992 shares of Common Stock held by all named executive officers, executive officers, and directors as a group, of which 1,250 shares are unvested and remain subject to our repurchase right within 60 days of April 30, 2021, and (ii) 21,675,475 shares of Common Stock subject to stock options that are exercisable within 60 days of April 30, 2021, of which 10,200,669 shares would be unvested as of such date.
(14)Based solely on Schedule 13G/A filed on February 16, 2021 and Forms 4 filed subsequent to that date, consists of (i) 9,126,337 shares of Common Stock held by Altimeter Partners Fund, L.P (APF), (ii) 12,030,328 shares of Common Stock held by Altimeter Private Partners Fund I, L.P. (APPF I), (iii) 4,111,818 shares of Common Stock held by Altimeter Private Partners Fund II, L.P. (APPF II), (iv) 4,379,699 shares of Common Stock held by Altimeter Private Partners Fund III, L.P. (AGPF III), (v) 1,798,765 shares of Common Stock held by Altimeter Growth Sierra Fund, L.P. (AGSF), (vi) 774,133 shares of Common Stock held by Altimeter Growth Partners Fund IV, L.P. (AGPF IV), and (vii) 704,037 shares of Common Stock held by Bradley Gerstner. Altimeter Private General Partner, LLC is the general partner of APPF I, Altimeter Private General Partner II, LLC is the general partner of APPF II, Altimeter General Partner, LLC is the general partner of APF, Altimeter Growth General Partner III, LLC is the general partner of AGPF III, Altimeter Growth Sierra General Partner, LLC is the general partner of AGSF, and Altimeter Growth General Partner IV is the general partner of AGPF IV (collectively, the Altimeter Fund GPs). Each of the Altimeter Fund GPs has delegated share voting and investment power to Altimeter Capital Management, LP (Investment Manager). The sole general partner of the Investment Manager is Altimeter Capital General Partner, LLC (General Partner), and Brad Gerstner is the sole managing principal of the Investment Manager and the General Partner, and may be deemed to share voting and investment power over these shares. The address for each of these entities is One International Place, Suite 4610, Boston, Massachusetts 02110.
(15)Based solely on the Schedule 13G filed on February 16, 2021 and the Forms 4 filed subsequent to that date, consists of (i) 152,336 shares of Common Stock held by ICONIQ Strategic Partners V, L.P. (ICONIQ V), (ii) 234,670 shares of Common Stock held by ICONIQ Strategic Partners V-B, L.P. (ICONIQ V-B), (iii) 12,114,956 shares of Common Stock held by ICONIQ Strategic Partners III, L.P. (ICONIQ III), (iv) 12,944,986 shares of Common Stock held by ICONIQ Strategic Partners III-B L.P. (ICONIQ III-B), (v) 6,421,439 shares of Common Stock held by ICONIQ Strategic Partners III Co-Invest, L.P., Series SF (ICONIQ SF), (vi) 418,033 shares of Common Stock held by ICONIQ Strategic Partners IV, L.P. (ICONIQ IV), (vii) 692,634 shares of Common Stock held by ICONIQ Strategic Partners IV-B, L.P. (ICONIQ IV-B), (viii) 14,774 shares of Common Stock held by Divesh Makan, (ix) 14,788 shares of Common Stock held by William J.G. Griffith, and (x) 4,665 shares of Common Stock held by Matthew Jacobson. ICONIQ Strategic Partners GP III, L.P. (ICONIQ III GP) is the sole general partner of each of ICONIQ III, ICONIQ III-B and ICONIQ SF. ICONIQ Strategic Partners III TT GP, Ltd. (ICONIQ Parent GP III) is the sole general partner of ICONIQ III GP. Divesh Makan (Makan) and William J.G. Griffith (Griffith) are the sole equity holders and directors of ICONIQ Parent GP III. ICONIQ Strategic Partners GP IV, L.P. (ICONIQ GP IV) is the sole general partner of each of ICONIQ IV and ICONIQ IV-B. ICONIQ Strategic Partners IV TT GP, Ltd. (ICONIQ Parent GP IV) is the sole general partner of ICONIQ GP IV. ICONIQ Strategic Partners GP V, L.P. (ICONIQ GP V) is the sole general partner of each of ICONIQ V and ICONIQ V-B. ICONIQ Strategic Partners V TT GP, Ltd. (ICONIQ Parent GP V) is the sole general partner of ICONIQ GP V. Makan, Griffith and Jacobson are the sole equity holders and directors of each of ICONIQ Parent GP IV and ICONIQ Parent GP V. The address of each of these entities is 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111.
(16)Based solely on the Schedule 13G filed on February 16, 2021 and the Forms 4 filed subsequent to that date, consists of (i) 6,291,460 shares of Common Stock held by Sequoia Capital U.S. Growth Fund VII, L.P., (ii) 409,424 shares of Common Stock held by Sequoia Capital U.S. Growth VII Principals Fund, L.P., (iii) 10,213,048 shares of Common Stock held by Sequoia Capital Global Growth Fund III - Endurance Partners, L.P., (iv) 3,154,816 shares of Common Stock held by Sequoia Capital Growth Fund III, L.P., (v) 544,464 shares of Common Stock held by Sequoia Capital U.S. Growth Fund VI, L.P., and (vi) 5,944 shares of Common Stock held by Sequoia Capital U.S. Growth VI Principals Fund, L.P. SC US (TTGP), Ltd. is (i) the general partner of SCGGF III - Endurance Partners Management, L.P., which is the general partner of Sequoia Capital Global Growth Fund III - Endurance Partners' L.P. (GGF III); (ii) the general partner of SC U.S. Growth VI Management, L.P., which is the general partner of each of Sequoia Capital U.S. Growth Fund VI, L.P. and Sequoia Capital U.S. Growth VI Principals Fund, L.P. (collectively the GFVI Funds); and (iii) the general partner of SC U.S. Growth VII Management, L.P., which is the general partner of each of Sequoia Capital U.S. Growth Fund VII, L.P. and Sequoia Capital U.S. Growth VII Principals Fund, L.P. (collectively, the GFVII Funds). As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by GGF III, the GFVI Funds, and the GFVII Funds. SCGF III Management, LLC is a general partner of Sequoia Capital Growth Fund III, L.P., and, as a result, SCGF III Management, LLC may be deemed to share voting and dispositive power with respect to the shares held by Sequoia Capital Growth Fund III, L.P. The directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas Leone and Roelof Botha. By virtue of the relationships described in this paragraph, Douglas Leone and Roelof Botha may be deemed to share voting and dispositive power with respect to the shares held by GGF III. The address for each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, California 94025.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended January 31, 2021, we believe that all required reports were timely filed, except that, due to administrative error:
•one Form 4 for Mark S. Garrett to report a voluntary conversion of Class B common stock to Class A common stock on January 7, 2021 was filed late on March 3, 2021; and
•one Form 4 for Brad Gerstner and entities affiliated with Altimeter Capital to report voluntary conversions of Class B common stock to Class A common stock on December 21, 2020 was filed late on December 29, 2020.

TRANSACTIONS WITH RELATED PERSONS
In addition to the compensation arrangements with our directors and executive officers discussed in the sections titled “Director Compensation” and “Executive Compensation,” the following is a description of each transaction since the beginning of our last fiscal year and each currently proposed transaction in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Series G Preferred Stock Financing
In February 2020, we sold an aggregate of 8,480,857 shares of Series G-1 convertible preferred stock and 3,868,970 shares of Series G-2 convertible preferred stock, each at a price of $38.77 per share, for aggregate gross proceeds of approximately $478.8 million. Each share of Series G-1 convertible preferred stock and Series G-2 convertible preferred stock automatically converted into one share of our Class B common stock immediately upon the closing of our IPO.
The following table summarizes the participation in the foregoing transactions by our directors, executive officers, and holders of more than 5% of any class of our capital stock as of the date of the Series G preferred stock financing:

Related Party	Shares of Series G-1 Convertible Preferred Stock	Aggregate Purchase Price ($)
Entities affiliated with Altimeter Capital(1)	967,666	37,516,411
Entities affiliated with ICONIQ Strategic Partners(2)	900,667	34,918,860
Entities affiliated with Redpoint Ventures(3)	585,179	22,687,390
Entities affiliated with Sequoia Capital Operations LLC(4)	550,408	21,339,318
Entities affiliated with Sutter Hill Ventures(5)	1,322,166	51,260,376
Michael P. Scarpelli(6)	24,594	953,509
________________
(1)Includes shares of convertible preferred stock purchased by Altimeter Partners Fund, L.P. and Altimeter Growth Partners Fund IV, L.P. Mr. Wang, a former member of our board of directors, is a general partner at Altimeter Capital. Mr. Wang resigned from our board of directors in June 2020.
(2)Includes shares of convertible preferred stock purchased by ICONIQ Strategic Partners IV, L.P. and ICONIQ Strategic Partners IV-B, L.P.
(3)Includes shares of convertible preferred stock purchased by Redpoint Omega III, L.P., Redpoint Omega Associates III, LLC, Redpoint Ventures IV, L.P., Redpoint Associates IV, LLC, Redpoint Ventures V, L.P, and Redpoint Associates V, LLC. Mr. Walecka, a former member of our board of directors, is a founding partner of Redpoint Ventures. Mr. Walecka resigned from our board of directors in June 2020.
(4)Includes shares of convertible preferred stock purchased by Sequoia Capital U.S. Growth Fund VI, L.P. and Sequoia Capital U.S. Growth VI Principals Fund, L.P. Mr. Eschenbach, a member of our board of directors, is a general partner at Sequoia Capital Operations, LLC, which is an affiliate of these entities. Mr. Eschenbach disclaims beneficial ownership of these shares.
(5)Includes shares of convertible preferred stock purchased by Sutter Hill Ventures, a California Limited Partnership, Mr. Speiser and entities affiliated with Mr. Speiser, and individuals other than Mr. Speiser who are affiliated with Sutter Hill Ventures or entities affiliated with such individuals. Mr. Speiser, a member of our board of directors, is a managing director and member of the management committee of the general partner of Sutter Hill Ventures. Mr. Speiser may also be deemed to have shared voting and investment power with respect to the shares purchased by Sutter Hill Ventures.
(6)Includes shares of convertible preferred stock purchased by Michael P. Scarpelli, our Chief Financial Officer.

Third-Party Tender Offer
In February 2020, we entered into an agreement with entities affiliated with Coatue US 19 LLC, as lead purchaser, and several other purchasers, including entities affiliated with Sequoia Capital Operations LLC, pursuant to which we agreed to waive certain transfer restrictions in connection with, and assist in the administration of, a third-party tender offer that such entities proposed to commence. In February 2020, these entities commenced a third-party tender offer to purchase shares of our Class B common stock from certain of our security holders and this third-party tender offer was completed in March 2020. An aggregate of 8,614,597 shares of our Class B common stock were tendered pursuant to the third-party tender offer at a price of $38.77 per share. The following table summarizes the sales of Class B common stock from our directors and executive officers in this third-party tender offer.

Name	Shares of Common Stock	Purchase Price ($)
The Cruanes Family Trust(1)	200,000	7,754,000
The Snow Trust(2)	500,000	19,385,000
Christopher W. Degnan(3)	282,538	10,953,998
_____________
(1)Dr. Cruanes is our Chief Technology Officer, a former member of our board of directors, and a trustee of the Cruanes Family Trust. Dr. Cruanes resigned from our board of directors in June 2020.
(2)Dr. Dageville is our President of Products, a member of our board of directors, and a trustee of The Snow Trust.
(3)Mr. Degnan is our Chief Revenue Officer.

Relationship with Observe, Inc.
Mr. Burton, a member of our board of directors, is currently the Chief Executive Officer of Observe, Inc. Observe has been our customer since 2018. Pursuant to our customer agreement with Observe, Observe made payments to us of $654,056 during the fiscal year ended January 31, 2021. Our agreements with Observe are negotiated in the ordinary course of business.
Relationship with Cisco Systems, Inc.
Ms. Kramer, a member of our board of directors, was the Executive Vice President and Chief Financial Officer of Cisco Systems, Inc. until December 2020. Cisco, through its related entities, has been our customer since 2017. Pursuant to our customer agreements with Cisco and its related entities, Cisco made payments to us of $8,555,975 during the fiscal year ended January 31, 2021. Our agreements with Cisco and its related entities are negotiated in the ordinary course of business.
Relationship with CTP Aviation
Frank Slootman, our Chief Executive Officer and a member of our board of directors, owns an aircraft that is used in a pool of aircraft by CTP Aviation, a charter aircraft company, pursuant to a sale and lease-back arrangement. We book charter aircraft for business travel services for Mr. Slootman and other employees through CTP Aviation, and from time to time, Mr. Slootman's plane is used for business trips chartered by us. As part of the lease-back arrangement between Mr. Slootman and CTP Aviation, when Mr. Slootman's plane is used by CTP Aviation (including any travel booked by us), he is paid a portion of the flight-related charges. We paid CTP Aviation $55,642 for Mr. Slootman's business travel during the fiscal year ended January 31, 2021.
Relationship with Lacework, Inc.
In December 2020, Snowflake, as a minority investor, made a strategic investment of approximately $20.0 million by purchasing Lacework’s securities. Entities affiliated with Sutter Hill Ventures and Altimeter Partners Fund, which each held more than 5% of our capital stock at the time of our investment in Lacework, are stockholders of Lacework. Mr. Speiser and Mr. McMahon, each a member of our board of directors, are currently directors of Lacework, however Mr. McMahon did not have a direct or indirect material interest in our strategic investment in Lacework and Mr. McMahon remains a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. In addition, we have entered into immaterial customer agreements and vendor contracts with Lacework since the fiscal year ended January 31, 2016 and the fiscal year ended January 31, 2018, respectively.

Private Placement with Salesforce Ventures LLC
Immediately subsequent to the closing of our IPO, Salesforce Ventures LLC, which then held more than 5% of our capital stock, purchased from us approximately 2,083,333 shares of our Class A common stock at a price per share equal to the IPO price of $120.00 per share in a concurrent private placement.
Employment Arrangement with an Immediate Family Member of our President of Products
Cedric Dageville, the son of Benoit Dageville, our President of Products and a member of our board of directors, is a corporate account executive. During the fiscal year ended January 31, 2021, Cedric Dageville earned cash compensation and commissions of $214,265, in addition to equity. Cedric Dageville’s compensation was based on reference to external market practices of similar positions or internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our President of Products and directors. Cedric Dageville was also eligible for equity awards on the same general terms and conditions as applicable to employees in similar positions who were not related to our President of Products and directors.
Offer Letter Agreements
We have entered into offer letter agreements with certain of our executive officers. For more information regarding these agreements with our named executive officers, see the section titled “Executive Compensation—Employment Arrangements.”
Stock Option Grants to Directors and Executive Officers
We have granted stock options to certain of our directors and executive officers. For more information regarding the stock options granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Limitations of Liability and Indemnification Matters.”
Policies and Procedures for Transactions with Related Persons
In August 2020, we adopted a Related Party Transactions Policy which sets forth the procedures for our board of directors or our audit committee to identify, review, consider, and approve or ratify any transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest. In approving or rejecting any such transaction, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokerage firms) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokerage firms with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your brokerage firm that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your brokerage firm or us. Direct your written request to us via email at IR@snowflake.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokerage firm.

OTHER MATTERS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with his or her best judgment.
May 27, 2021
We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at investors.snowflake.com. A copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 is also available without charge upon written request to us via email at ir.snowflake.com.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SNOW2021**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 7, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the environmental impact and the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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D54712-P55886

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SNOWFLAKE INC.

The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Class I Directors

Nominees:	**For**	**Withhold**
1a. Benoit Dageville	☐	☐
1b. Mark S. Garrett	☐	☐
1c. Jayshree V. Ullal	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D54713-P55886

SNOWFLAKE INC.
Annual Meeting of Stockholders
July 8, 2021 9:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Slootman and Michael P. Scarpelli, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Snowflake Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on July 8, 2021, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SNOW2021, and any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side